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                                                                      EXHIBIT 21

                LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                               December 31, 1997


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Company(1)                                                                     Organized Under     Percent of Voting
----------                                                                     Laws of             Securities Owned(2)
                                                                               ---------------     -------------------

FMC Corporation                                                                Delaware            Registrant
Jetway Systems, Inc.                                                           Delaware            100%
Intermountain Research and Development Corporation                             Wyoming             100%
Crosby Valve Inc.                                                              Massachusetts       100%
Smith Meter Inc.                                                               Delaware            100%
Direct Measurement Corporation                                                 Colorado            100%
FMC Asia-Pacific, Inc.                                                         Delaware            100%
Frigoscandia Equipment Holding AB                                              Sweden              100%
Stein, Inc.                                                                    Delaware            100%
Frigoscandia Equipment Inc.                                                    Delaware            100%
Frigoscandia Equipment AB                                                      Sweden              100%
Frigoscandia Freezer AB                                                        Sweden              100%
FMC of Canada Limited                                                          Ontario             100%
FMC do Brasil Industria e Comercio Ltda.                                       Brazil              100%
Minera Del Altiplano S.A.                                                      Argentina           100%
FMC International, A.G.                                                        Switzerland         100%
FMC Corporation (UK) Limited                                                   England             100%
FMC Europe N.V.                                                                Belgium             100%
FMC Europe, S.A.                                                               France              100%
FMC Wyoming Corporation                                                        Delaware             80%
FMC Food Machinery Italy, S.p.A.                                               Italy               100%
Smith Meter GmbH                                                               Germany             100%
FMC A/S                                                                        Denmark             100%
Kongsberg Offshore A/S                                                         Norway              100%
FMC Food Machinery and Chemical Holding Company B.V.                           The Netherlands     100%
FMC Foret, S.A.                                                                Spain               100%
FMC Industrial Chemicals (Netherlands) B.V.                                    Holland             100%
A/O FMC Siberia Petroleum Equipment                                            Russia              99.6%
FMC Southeast Asia Pte. Ltd.                                                   Singapore           100%
FMC Hong Kong Limited                                                          Hong Kong           100%
FMC Petroleum Equipment (Malaysia) Sdn. Bhd.                                   Malaysia            100%
FMC (Australia) Limited                                                        Australia           100%
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(1) The names of various active and inactive subsidiaries have been omitted.
Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
(2) With respect to certain companies, qualifying shares in names of directors are included in these percentages. Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.